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                                                                     Exhibit 3.1

                              DECLARATION OF TRUST

                                  establishing

                             UNICCO SERVICE COMPANY

         Agreement and Declaration of Trust executed on and as of the 24th day of December, 1988, by Steven c. Kletjian, Richard J. Kletjian, Robert Kletjian and Sharkay Kletjian, hereinafter called the Trustees, which term shall extend to and include whoever shall from time to time be the Trustees hereunder.

                                    ARTICLE I

         It is hereby agreed and declared that all real and personal property of every kind and character, together with the income therefrom and the proceeds thereof (all of the foregoing being hereinafter sometimes called the trust property or assets) which the Trustees may at any time acquire shall be held by them upon the trusts, under the conditions, and with the powers set forth in this instrument.

                                   ARTICLE II

All acts of the Trustees relating to this Trust may be done under the name set forth in the heading of this instrument, or such other name or names as the Trustees may from time to time adopt.

                              ARTICLE III - Purpose

         Unicco Service Company is created as a trust for the following purpose: to carry on a general maintenance business and cleaning consulting business, consisting of janitor service, cleaning of light fixtures, drapes, floors, rugs, walls and windows, floor waxing, and other cleaning and maintenance activities; to provide building management and watchman services; to buy and sell retail and wholesale all types of cleaning supplies, materials and equipment; and to engage in such further businesses and activities, whether or not similar thereto, as the trustees in their opinion deem advisable. Without limiting the generality of the foregoing, the purpose of the Trust shall include the lending of money, with or without security; the borrowing of money and the issuing of notes, bonds or other obligations, secured or unsecured; purchasing, leasing, exchanging or otherwise acquiring, holding, selling or otherwise dealing in any real or personal property or any rights or interests which the Trustees may consider necessary or convenient for the purpose of its business; purchasing, acquiring, receiving, holding, selling, or otherwise dealing in all or any part of the capital stock, notes or other evidences of debts, or other securities of any individual, corporation, association, or organization including its own; guaranteeing, endorsing, or otherwise pledging its credit for the benefit of any other individual, corporation, association or organization to advance or serve the other interests of this Trust; and carrying on any other business or activity which may legally be carried on by the Trust.

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                       ARTICLE IV - Powers of the Trustees

         Except as herein otherwise expressly provided, the Trustees in general shall have the power to deal with the trust property as if they were the absolute owners thereof free of all trusts and to take any other action that they may deem beneficial to the Trust. Without limiting the generality of the foregoing, they shall also have the following powers:

         A. To purchase or otherwise acquire and to hold, develop, improve, and manage any real or personal property; to invest any of the trust property in such manner as they may deem advisable without being limited as to the kind or amount of any investment; to sell, exchange or otherwise dispose of and convey any real or personal property or any interest therein for such considerations and upon such terms and conditions as they may deem advisable; to participate in loans; to be a joint venturer; to be a partner; to join with others in the acquisition or development of real or personal property or any interest therein; to borrow money or acquire assets on a purchase money loan basis, and to issue bonds, notes or other evidences of indebtedness, and to secure the same by mortgage or pledge of all or any part of the trust assets, provided that any such obligations shall bind the trust property only, and not the Trustees or shareholders individually; to lend money without or with security; to guarantee the obligations of others; to execute leases as lessor or as lessee, including leases for terms expiring after the expiration of the Trust; to hold any property or any interest in property in the name of agents or nominees without disclosure of the Trust; to make contractual arrangements as to salaries, wages, and fringe benefits; and to make such contracts, agreements, undertakings, and commitments in the name and behalf of the Trust as they deem appropriate. No license of court shall be requisite to the validity of any transaction entered into by the Trustees with respect to the trust estate.

         B. To prosecute, compromise, submit to arbitration, or abandon any claim or dispute involving the trust property or assets and pay all debts, expenses or claims against them upon such evidence as they deem proper.

         C. To adopt by-laws and rules in the nature of by-laws for the administration of the Trust and to change the same from time to time; and such by-laws or rules shall control the action of the Trust while in effect, but no person dealing with the Trust or the Trustees need inquire as to the existence of the same or compliance therewith, but may rely completely upon this Trust instrument as amended in accordance with the provisions hereof or upon any certificate as hereinafter provided.

         D. To deposit moneys of the Trust in any bank or trust company, or with any bankers, and to entrust to any bank or banker, trust company or safe deposit company for safekeeping any of the securities and any documents and papers comprised in or relating to the trust estate.


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         E. To appoint a President, Treasurer, Secretary, and such other officers as the Trustees deem appropriate. An officer may, but need not, be a Trustee. Such officers shall be subject to removal by the Trustees at any time. To employ and discharge agents and employees, legal counsel, accountants, and other professional advisers, any of whom may, but need not be, a Trustee or officer. To delegate to any of the officers, agents, employees, or to one or more of the Trustees, any power or powers of the Trustees. No Trustee shall be liable for the act or neglect of any other Trustee, nor of any officer, agent, or employee.

         F. Any Trustee may by an instrument in writing grant to any other Trustee the power and authority to exercise on behalf of the Trust any of the powers, authority and discretion of such grantor Trustee hereunder, so that while said delegation is in effect the Trustee to whom such powers, authority and discretion are granted may exercise the same as if he were acting in the capacity of Trustee in place and stead of such grantor in addition to acting as Trustee in his own capacity; and in the event of such grant, the grantee Trustee shall, in all matters requiring or permitting the vote of the Trustees, have one vote in his own capacity and one vote as grantee of each Trustee who has made such grant of powers, authority, and discretion to him. G. The Trustees may determine reasonable compensation for themselves as Trustees and also the compensation of any officer, employee or agent of the Trust.

   ARTICLE V - Appointment Resignation, Removal and Other Matters Concerning
                                    Trustees

         A. Not more than one Trustee shall be required hereunder, and not more than seven Trustees shall be permitted. No Trustee shall be required to be a shareholder, nor to give bond or surety in any form.

         B. Any Trustee may resign by a written instrument signed and acknowledged by such Trustee and such resignation shall become effective when accepted by the Trustees.

         C. Successor and additional Trustees may be appointed by the holders of a majority of the voting shares entitled to vote on the matter. Any such appointment shall become effective upon written acceptance of the office by the new Trustee. Upon the appointment of any successor Trustee, title to the trust estate shall thereupon without any conveyance vest in said succeeding Trustee jointly with the remaining Trustee or Trustees, if any.

         D. Any Trustee may be removed by the holders of a majority of the voting shares entitled to vote in the election of a Trustee to fill the vacancy. Any such removal shall be effective forthwith upon such action being taken.

         E. Except as otherwise expressly provided in this instrument, any action or vote taken by or any decision made by the Trustees shall be by a majority of the then Trustees. No meeting, formal or informal, shall be required for them to act.



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                      ARTICLE VI - Execution of Instruments

         A. All instruments, documents, and papers, whether or not under seal (including, but not limited to, deeds, mortgages, bills of sale, leases, contracts, releases, notes, partial releases, discharges, subordination agreements, checks, drafts, securities, assignments, endorsements, and proxies) may be signed, sealed, executed, acknowledged, and delivered on behalf of the Trust by such Trustee or Trustees, officer or agent as "hall be authorized by action or vote of the Trustee. All instruments, documents, and papers either executed as aforesaid, accompanied by a certificate as set forth in Paragraph B of Article VII, or executed by a majority of the Trustees, shall be conclusive evidence in favor of every person relying thereon or claiming thereunder at the time of the delivery thereof that this Trust was in full force and effect and that the person or persons executing such instrument were duly authorized to execute and deliver the same and that the execution and delivery thereof were in every respect binding upon the Trustees and the Trust.

         B. All agreements, obligations, instruments, papers, and actions by or in the name and behalf of this Trust shall be made, incurred, executed, signed or taken by or in the name of the Trust, and shall, in such cases and in such manner as the Trustees deem advisable, expressly exempt the Trustees and shareholders from personal liability and expressly provide that the trust property alone shall be liable thereunder or by reason thereof.

         C. The Trustees may from time to time adopt and use a form of seal for this Trust, forms for certificates representing shares hereunder, and such other forms as they deem appropriate.

             ARTICLE VII - Protection of Persons Dealing with Trust

         A. No corporation, person, or transfer agent shall be held to examine into the trust hereunder, but such corporation, person, or transfer agent may deal with trust property as if the Trustees were the owners thereof free of all trusts; and no such corporation, person, or transfer agent dealing with the Trustees shall be required to see to the application of any money or property paid or delivered to any Trustee or agent of the Trustees.

         B. A certificate signed by any one Trustee or the Secretary certifying as to who are the Trustees for the time being, or as to any action by the Trustees or shareholders, or as to any other fact affecting or relating to the Trust or the trust instrument, may be treated as conclusive evidence thereof by persons dealing with this Trust.

         C. Any Trustee, shareholder, officer, or agent of this Trust or any firm, trust, corporation, concern or estate in which he is interested as a member, trustee, director, officer, beneficiary, shareholder, agent, fiduciary, or otherwise, may sell to, buy from, contract with and otherwise deal with this Trust as freely and effectually as though no interest or fiduciary relation existed; and the Trustees hereunder shall have power to exercise or concur in exercising all powers and discretions given to them hereunder or by law, notwithstanding that they or any of them may have a direct or indirect interest, personally or otherwise, in the mode, result or effect of exercising such powers or discretions.

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             ARTICLE VIII - Protection of Trustees and Shareholders

         A. A Trust, and not a partnership, is created by this Declaration. The relationship of the shareholders to the Trustees is solely that of cestuis que trust, and neither the shareholders nor the Trustees are partners.

         B. No shareholder shall be personally liable for any obligation or liability incurred by this Trust or by the Trustees, and the Trustees shall have no right of indemnity or exoneration against the shareholders in respect thereof.


         C. Subject to Paragraph F of this Article, no Trustee shall be personally liable for any obligation or liability incurred by this Trust or by the Trustees, and each Trustee shall be entitled to reimbursement and exoneration out of the trust estate according to law.

         D. The trust estate alone shall be liable for the payment or satisfaction of all obligations and liabilities incurred in carrying on the affairs of this Trust.

         E. Proceedings against this Trust may be brought against the Trustees as Trustee" hereunder but not personally. The Trustees shall be parties thereto only insofar as necessary to enable such obligation or liability to be enforced against the trust estate.

         F. No Trustee shall be liable to this Trust or the shareholders except for his own acts, neglects and defaults in bad faith.

                      ARTICLE IX - Shares and Shareholders

         A. The beneficial interests hereunder shall be represented by such shares as the Trustees may determine. The shares may be preferred shares or common shares or both, and may be issued in any number of classes and, within each class, in one or more series, all as the Trustees may determine. The Trustees are authorized to fix the designations, preferences, privileges, and voting powers of the shares of each such class and series and the restrictions or qualifications thereof. Without limiting the generality of the foregoing, the Trustees may fix the number of shares to constitute each class and series, which number may from time to time be increased or decreased, and the distinctive designations thereof; the dividend rate on the shares and whether the dividends shall be cumulative or non-cumulative; whether or not the shares or a class or series shall be redeemable and, if redeemable, all of the terms and conditions of redemption; the conversion rights, if any, of any class or series, as well as provisions for adjustment of the conversion rate, in such events as the Trustees shall determine; the amount per share payable on the shares of each class and series upon voluntary or involuntary liquidation, dissolution, or winding up of the trust; the voting rights of each class and series; the restrictions, if any, on the transfer of the shares of any class or series; and such other terms and conditions as the Trustees may determine.

         B. The number of shares which the Trustees may authorize shall be unlimited. The Trustees from time to time may issue such shares, including fractional shares, upon such terms and conditions, in such amounts, to such persons, at such times, and for such consideration as they may

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from time to time deem appropriate. No holder of any class or series of shares shall be entitled to subscribe for any additional shares of such class or series or any other class or series unless the Trustees shall otherwise determine.

         C. Except as specifically otherwise provided in this instrument as it may from time to time be amended, or as the Trustees may from time to time determine under Paragraph A above, the holders of voting common shares shall have exclusive voting power on any matter on which the vote or consent of shareholders is authorized or required to be given under the terms hereof. No amendment of this Declaration of Trust may be made nor shall the Trustees take any action which modifies and adversely affects the rights of holders of any class or series of shares except with the written assent of the holders of a majority of the outstanding shares of such class or series.

         D. Each shareholder shall be entitled to a certificate signed by a Trustee, and the Secretary or an assistant Secretary, if there be such officers.

         E. Shares shall be transferable only on the books of the Trust by assignment in writing by the person entitled to make such transfer hereunder or his agent or legal representative, upon surrender and cancellation of the certificate or certificates therefor. The Trustees may treat the holder of record for all purposes as the owner of the share or shares standing in his name.

         F. Shareholders, insofar as action by them is required or permitted, may act with or without a meeting and may act either personally or through their agent or proxies or through their guardians or other legal representatives. The holders of majority of the shares of any class or series shall constitute a quorum at any meeting of such class or series.

         G. Meetings of shareholders may be called by any Trustee, or by any shareholder owning at least ten percent (10%) of any class or series of shares. A written notice stating the time, place and purposes of the meeting shall be mailed to all shareholders at least three days before such meeting by the person calling such meeting or by the Trustees. Any shareholder may by writing waive notice of any meeting, assent to the record thereof after the meeting, and give proxies, and any one of such procedures or combination thereof shall have the same effect as if the shareholders attended the meeting and voted his shares there. Any action to be taken by shareholders may be taken without a meeting if authorized by all shareholders entitled to vote on the matter by a writing signed by such shareholders and delivered to the secretary for filing with the records of meetings of shareholders. Promptly upon the receipt of any such signed authorization, the secretary shall file same with the appropriate records.
                             ARTICLE X - Termination

         This Trust shall terminate upon the expiration of twenty (20) years after the death of the last to die of all of the original Trustees, their present spouses and their issue now living, and may be sooner terminated by vote of, or by an instrument or instruments in writing signed by a majority of the Trustees and by the holders of a majority of each class and series of the voting shares outstanding. Upon the termination of the Trust, subject to the payment or making provision for the payment of all obligations and liabilities of the Trust and the Trustees and payment to the holders of preferred shares, if any, the net assets of the Trust shall be distributed among the holders of the common shares, on a share for share basis except as may be otherwise provided in the

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authorizations creating the classes and series of shares. In making any such distribution, the Trustees may sell all or any portion of the trust property and distribute the net proceeds thereof, or they may distribute any of the assets or undivided interests therein in kind, at such valuations as they may deem to be fair, their determination to be conclusive upon all parties. Upon termination of the Trust, the foregoing powers shall be deemed to include the power to transfer the trust property or any portion thereof to any association, trust or corporation in exchange for securities of the association, trust or corporation and for the purpose of distributing the securities so received to shareholders in the manner above set forth. In making any transfer pursuant to distribution, they may make such transfer subject to any or all of the liabilities of the Trust or on condition of the shareholders assuming in a manner satisfactory to the Trustees the obligation to pay and discharge the obligations and liabilities of the Trust. The powers of the Trustees shall continue until the affairs of the Trust have been wound up.

                             ARTICLE XI - Recording

         The Trustees may record this instrument in any Registry of Deeds or Land Court Registry in the Commonwealth of Massachusetts. If they so record, all amendments to this Trust and all changes of persons constituting the Trustees from time to time shall be recorded in the Registry where this Trust is first recorded. This Trust shall first be recorded in Middlesex (South) Registry of Deeds. If they so record, any person dealing with the Trustees of any of them or the trust property, may assume without further inquiry that there has been recorded or filed in said Registry notice of all amendments of or additions to the trust instrument, of any resignation, removals, appointments or other changes of Trustees, or of any other matter affecting the terms or existence of this Trust, and all such persons shall be fully protected in relying on the state of the record in said Registry without further inquiry. Any person dealing with the trust property or the Trustees or any of them may, however, without resort to said Registry, always rely conclusively on a certificate as authorized under Paragraph B of Article VII. The Trustee may record this instrument in any other place they deem appropriate.

                            ARTICLE XII - Amendments

        The terms of this Declaration of Trust may from time to time be amended, added to, or rescinded in any particular whatsoever by vote of, or by a written instrument signed by one of the Trustees and assented to or approved in writing by the holders opound sterling a majority of each class and series of the outstanding voting shares. Such action shall become effective upon its execution.

                            ARTICLE XIII - Addresses

         The address of the Trust is Four Copley Place, Boston, Massachusetts 02116 The Trustees addresses are as follows:

Robert P. Kletjian, . . ., 16 Powers Rd., Andover, MA 01810
Richard J. Kletjian.... .9 Crooked Meadow, Hingham, MA 02043
Steven C. Kletjian... ...300 Boylston Street, Ste. 515, Boston, MA 02116
Sharkay Kletjian.. ... 111 Riverside Dx, Norwell, ~ 02061

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                           ARTICLE XIV Miscellaneous.

         This document shall be governed by and construed under the laws of the Commonwealth of Massachusetts.


         IN WITNESS WHEREOF five identical copies hereof have been executed under seal by the Trustees on the day and date first above written.



                    /s/ROBERT KLETJIAN
                    Robert Kletjian                    )
                                                       )
                    /s/ STEVEN C. KLETJIAN
                    Steven C. Kletjian                 )  As
                                                       )  Trustees
                    /s/ RICHARD J. KLETJIAN            )  and not
                    Richard J. Kletjian                )  Personally
                                                       )
                    /s/ SHARKAY KLETJIAN               )
                    Sharkay Kletjian                   )



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                        AMENDMENT TO DECLARATION OF TRUST
                       ESTABLISHING UNICCO SERVICE COMPANY


         The Agreement and Declaration of Trust dated as of December 24, 1988 by Steven C. Kletjian, Richard J. Kletjian, Robert Kletjian and Sharkay Kletjian is hereby amended as follows:

         The first sentence of Article 3 of the Declaration of Trust is hereby amended by the addition of the underlined language:

         "Unicco Service Company is created as a trust for the following purpose: to carry on a general maintenance business and cleaning consulting business, consisting of janitor services, cleaning of light fixtures, drapes, floors, rugs, walls and windows, floor waxing, and other cleaning and maintenance activities; to provide building management and watchman services; to buy and sell retail and wholesale all types of cleaning supplies, materials and equipment; to install and maintain electrical premises wiring systems; and to engage in such further businesses and activities, whether or not similar thereto as the trustees in their opinion deem advisable."

         Except as expressly amended hereby, the Declaration of Trust shall continue in full force and effect.

         IN WITNESS WHEREOF, this amendment has been signed under seal as of November 1, 1991.



                                    /s/ STEVEN C. KLETJIAN
                                    ----------------------
                                    Steven C. Kletjian, as Trustee and
                                    not individually


COMMONWEALTH OF MASSACHUSETTS   )
                                )
COUNTY OF SUFFOLK               )                               November 1, 1991


         Then personally appeared Steven C. Kletjian, Trustee as aforesaid, and acknowledged the foregoing instrument to be his free act and deed, before me,



                                     /s/ KATHERINE LUNDBERG
                                     ----------------------
                                     Notary Public
                                     My Commission Expires:
(Notary Seal)

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                     AMENDMENT NO. 2 TO DECLARATION OF TRUST
                       ESTABLISHING UNICCO SERVICE COMPANY


         The Agreement and Declaration of Trust dated as of December 24, 1988 by Steven C. Kletjian, Richard J. Kletjian, Robert Kletjian and Sharkay Kletjian is hereby amended as follows:

         "Unicco Service Company is created as a trust for the following purpose: to carry on a general maintenance business and cleaning consulting business, consisting of janitor service, cleaning of light fixtures, drapes, floors, rugs, walls and windows, floor waxing, and other cleaning and maintenance activities; to provide building management and watchman services; to buy and sell retail and wholesale all types of cleaning supplies, materials and equipment; to install and maintain electrical premises wiring systems; to provide security services; and to engage in such further businesses and activities, whether or not similar thereto as the trustees in their opinion deem advisable."

         Except as expressly amended hereby, the Declaration of Trust shall continue in full force and effect.


         IN WITNESS WHEREOF, this amendment has been signed under seal as of November 1, 1996.



                                       /s/ STEVEN C. KLETJIAN
                                       ----------------------
                                       Steven C. Kletjian, as Trustee and
                                       not individually


COMMONWEALTH OF MASSACHUSETTS   )
                                )
COUNTY OF SUFFOLK               )                 November 1, 1996


         Then personally appeared Steven C. Kletjian, Trustee as aforesaid, and acknowledged the foregoing instrument to be his free act and deed, before me,



                                       /s/ GINA M. VALENTINO
                                       ---------------------
                                       Notary Public
                                       My Commission Expires:
(Notary Seal)

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